Exhibit 10.25

                              CONSULTING AGREEMENT

THIS  AGREEMENT  made  as  of  the  1st  day  of  October  2004

BETWEEN:

          SIBERIAN ENERGY GROUP INC., a Corporation incorporated under the laws of the State of Nevada ("The Corporation")

                                                               OF THE FIRST PART

                                      -and-

          ASPEN MANAGEMENT INC., a Corporation incorporated under the laws of the Province of Ontario ("Aspen")

                                                              OF THE SECOND PART

          Hereinafter  referred  to  as  the  "Parties".

WHEREAS ASPEN is a management company operating in a Management and Financial Advisory Capacity in Canada, the U.S. and offshore;

AND WHEREAS THE CORPORATION INC., wishes to contract Aspen for certain services related to management, business development, acquisitions, financings and other matters;

NOW THEREFORE THIS AGREEMENT WITNESSETH, that, in consideration of the mutual covenants and agreements contained herein, other good and valuable consideration and the sum of Two dollars ($2.00), the receipt of and adequacy of which is hereby acknowledged, the Parties represent, warrant, covenant and agree as follows:

1.   DEFINITIONS

     1.1 MANAGEMENT ASSISTANCE - Overall assistance with the management of The Corporation, not limited to, but including the organization, management, development, finances, operations, marketing and all aspects of operations and exploration of technology acquisitions/joint ventures.

     1.2 FINANCING - Assisting with arranging financings for the development and operation of the Corporation's development and potential acquisitions and joint ventures.

     1.3 BUSINESS DEVELOPMENT - Assisting with the evaluation, development exploitation, and promotion of current and new business.

     1.4  ASPEN  -  Aspen  Management  Inc.

     1.5 CONSULTING FEE - The fee paid by The Corporation to ASPEN as outlined in Section 4.1.

     1.6 PRINCIPAL CONSULTANT - The ASPEN consultant who has been approved by The Corporation to fulfill ASPEN'S duties hereunder.

2.   CONSULTING  ARRANGEMENTS

     2.1 The Corporation hereby retains ASPEN as its consultant for the consulting fee as defined in Section 4.1.

     2.2 The duties of ASPEN under this consulting agreement are to provide services required by the Corporation in respect of development and management including but not limited to management, operations, financings, securities, listing requirements, marketing and operation of the Corporation as per the Corporation's direction and instruction. ASPEN agrees to devote such time as required to the business of the Corporation but not less than Thirty Six (36) hours per week.

     2.3 Both Parties agree that all original records, files, correspondence and business plans as well as any documents created by the Consultant during the term of this agreement and used during this contract or a renewed contract are and shall remain the property of the Corporation and not ASPEN.

3.     TERM

     3.1 The initial term of this Agreement shall be one (1) year from October 1st 2004.

4.     COMPENSATION  AND  RELATED  MATTERS

     4.1 (a) In consideration of the services contracted hereunder, The Corporation agrees to pay ASPEN a monthly fee of Three Thousand Dollars $3,000 (US) payable monthly in arrears. Any fees under this contract to be accrued until suitable financing is arranged.

          (b) Grant the Consultant the option to purchase under the terms and conditions of the Company's 2004 Stock Option Plan (the "Plan") all or any part of an aggregate of 150,000 shares of the authorized and unissued $0.001 par value restricted common stock of the Company ("Common Stock") as of the Effective Date (the "2004 Option Shares"), subject to, and in accordance with, Exhibit "A" and the terms and conditions set forth in this Agreement (the "2004 Option"), at an exercise price of $0.16 per share.

     4.2 ASPEN shall be entitled to all reasonable pre-approved expenses including auto expenses, incurred on behalf of any business undertaken for The Corporation. Such approval to be obtained in writing and detailed in accordance with agreed parameters.

5.   TERMS  AND  CONDITIONS

     5.1 ASPEN will invoice and the Corporation will pay within thirty (30) days, any fees or expenses owed to ASPEN.

6.   CONSULTING  SERVICES

     6.1 a) Provide services required by the Corporation in respect of ongoing Development of the Business Plan.

          b) Provide services required by the Corporation in respect of developing financial budgets and acquiring financings.

          c) Provide services required by the Corporation in respect of developing its management.

          d) Provide services required by the Corporation in respect of its securities and listing requirements.

          e) Provide services required by the Corporation in respect of developing a marketing strategy for its securities.

          f) Any other services required by the Chairman of the Corporation as described in paragraph 1 herein.

7.   COVENANTS  OF  THE  CONSULTANT

     7.1 ASPEN agrees to make available the services of Ron Williams as the Principal Consultant in order to fulfill its duties and obligation s hereunder.

     7.2 Ron Williams in his personal capacity hereby acknowledges the undertaking of the Consultant and agrees to execute the Agreement.

8.     REPRESENTATIONS  AND  WARRANTIES  BY  THE  CORPORATION

     The Corporation represents and warrants to ASPEN as follows and acknowledges and confirms that ASPEN are relying upon such representations and warranties:

     (a) ORGANIZATION: The Corporation is a company organized and validly subsisting under the laws of the State of Nevada and has corporate power to carry on its business as it is now being conducted.

     (b) CORPORATE AUTHORITY: All requisite corporate action have been taken by The Corporation to authorize the execution and delivery of this Consulting Agreement as contemplated hereunder.

     (c) COMPLIANCE WITH OTHER INSTRUMENTS: Neither the execution and delivery of this Consulting Agreement, nor the consummation of the transactions herein contemplated, will conflict with or result in a violation, contravention or breach of any of the terms, conditions or provisions of the Articles of Incorporation and any amendments thereto or the by-laws of The Corporation or any agreement or instrument to which The Corporation is a party, or by which ASPEN or The Corporation is bound or, constitute a default thereunder of any statute, regulation, judgement, decree or law, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the assets of The Corporation.

     (d) DUE EXECUTION: The Consulting Agreement has been duly executed and delivered by or on behalf of The Corporation and is a valid and binding obligation of The Corporation.

9.     GENERAL

     9.1 NATURE OF COVENANTS, REPRESENTATIONS AND WARRANTIES: All statements contained in this Consulting Agreement, in any certificate or other instrument delivered by or on behalf of any of the Parties pursuant to this Agreement or in connection with the transactions contemplated hereby, shall be deemed to be covenants, representations and warranties by any such Party hereunder.

     9.2 ENTIRE AGREEMENT: This Agreement supersedes any prior Agreements, understandings, Representations, Warranties or documents relating to the subject matter of this Consulting Agreement.

10.  ASSIGNMENT

This Agreement may not be assigned by any of the Parties without the prior written consent of the other Parties.

11.  TERMINATION

     11.1 The Corporation may, by written notice to ASPEN, immediately terminate this Agreement if:

     (a) ASPEN shall at any time become or be unable properly to perform its duties hereunder by reason of ill-health of its Principal Consultant (whether mental of physical), accident or otherwise for a period or periods aggregating at least 90 days in any 360 day period; or

     (b) ASPEN shall (1) materially fail or neglect to discharge efficiently and diligently its duties hereunder, or (2) be guilty of any material breach of this Agreement, or (3) be guilty of serious misconduct or any other conduct calculated or likely to affect prejudicially the interests of the Corporation or,

     (c)  the  Principal  Consultant  dies.

     11.2 The Corporation may, by written notice to ASPEN, immediately terminate this Agreement if the Corporation so desires provided however that any such termination shall be without prejudice to any of the rights of the Corporation, the Consultant or Ron Williams, the Principal
          Consultant  except  as  expressly  provided  herein.

     11.3 Should the Corporation terminate the Consulting contract pursuant to paragraph 11.2 above, prior to expiry of One (1) year, the Corporation shall pay to the Consultant in settlement of all claims arising from such termination an amount equal to the consulting fees for the balance of the contract.

12.  MISCELLANEOUS  PROVISIONS

     12.1 All arrangements between The Corporation and ASPEN will be handled by their respective Chief Executive Officers.

     12.2 GENERAL: The Consulting Agreement (i) shall be construed and enforced in accordance with the laws of Ontario; (ii) shall enure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, nothing in this Agreement, expressed or implied, being intended to confer upon any other person any rights or remedies hereunder; and (iii) may be executed in two or more counterparts, each of which shall constitute one and the same instrument. This section and other headings contained in this Agreement or in any Schedules hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Consulting Agreement.

     12.3 COSTS AND EXPENSES: Save as otherwise specifically provided herein, all costs and expenses incurred in connection with this Consulting Agreement and the Transactions contemplated with it and the transactions contemplated hereby shall be paid by the respective parties.

     12.4 TIME  OF  THE  ESSENCE:  Time  shall  be  of  the  essence  hereof.

     12.5 FURTHER ASSURANCES: Each of the Parties hereto covenants and agrees that at any time and from time to time after the effective date, such Party will, upon the request of any other Party, do execute, acknowledge and deliver all such further actions required for carrying out the terms of this Consulting Agreement.

     12.6 FINAL AGREEMENT: The Parties declare and acknowledge that it is their intention that this Consulting Agreement be a legal, valid, binding obligation of each of the Parties enforceable in accordance with its terms, replacing any agreement, whether in writing or verbal, between Aspen Management Inc., and The Corporation.

     12.7 NON-DISCLOSURE AGREEMENT: This agreement is subject to a non-disclosure agreement that has already been signed.

     12.8 LEGAL APPROVAL: This agreement is subject to review and agreement by the Corporate Attorney.

13.  NOTICES

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person, telecopied, or mailed by certified registered mail, postage prepaid

     If  to  THE  CORPORATION           Siberian  Energy  Group  Inc.
                                        275  Madison  Avenue,  6th  Floor
                                        New  York,  NY,  10016,  USA

     If  to  ASPEN                      435  Georgian  Bay  Road,
                                        RR  #1
                                        Port  Severn,  Ontario
                                        L0K  1S0
                                        Phone:  705-756-4729

Or to such other address as the Party to be notified shall have furnished to the other Party in writing. Any notice given in accordance with the foregoing shall be deemed to have been given when delivered in person or on the next business day following the date on which it shall have been telecopied or mailed. During any interruption of postal services, all notices must be delivered by courier or personally,

IN WITNESS THEREOF, the Parties hereto have duly executed this Agreement as of the day and date first above written.

SIBERIAN  ENERGY  GROUP  INC.

     /s/  David  Zaikin
Per:
   ------------------------
      David  Zaikin
      Chairman  &  CEO

ASPEN  MANAGEMENT  INC.

     /s/  Doreen  Williams
Per:
    -----------------------
      Doreen  Williams
      President

Ron Williams in his personal capacity hereby acknowledges and agrees to the terms and conditions, representations, warranties and covenants of the agreement.

/s/  Ron  Williams                              /s/  David  Zaikin
-----------------------                         -----------------------
Ron  Williams                                   Witness